Exhibit 99.1

          AirNet Communications Receives New RapidCell Purchase Orders;
                      AirNet Establishes Relationship with
                         Fourth Major System Integrator

    MELBOURNE, Fla.--(BUSINESS WIRE)--Nov. 1, 2004--AirNet Communications Corporation (NASDAQ:ANCC), the technology leader in software defined base station products for wireless communications, today announced that it has received a purchase order for a RapidCell(TM) system from a leading aerospace and defense contractor for deployment with a government customer. The RapidCell system shipped on October 29, 2004 and has been deployed by the government customer to evaluate improving command and control capabilities and situational awareness.
    "This is the fourth customer who has purchased RapidCell products from AirNet this year," said Glenn Ehley, President & CEO for AirNet Communications Corporation. "All of our RapidCell customers are respected and leading system integrators in the business of providing `world class' wireless communications systems for homeland defense, homeland security and other government communications applications. In this market segment, we will continue to provide dedicated, top notch resources and focus on doing what it takes to delight our customers by providing unique SDR applications."
    "Within minutes, the RapidCell system was installed and operational," said Brett Calder, Director of Marketing for AirNet Communications. "The RapidCell SDR product architecture enables operators to quickly and easily configure an operational network."
    AirNet has received more than $2.7 million dollars in purchase orders for its RapidCell solution already this year.
    In March of this year, AirNet announced the first sale of the RapidCell solution, including AirSite(R) Backhaul Free(TM) base stations to another leading aerospace and defense OEM reseller. This customer has purchased two expansions to their initial RapidCell system and continues to conduct a variety of robust field exercises utilizing AirNet's products. These expansion orders have not been previously announced by AirNet.
    In August of this year, AirNet announced that another leading defense contractor had purchased a RapidCell base station for evaluation and test purposes.
    More recently, AirNet announced that a leading global strategy and technology firm had purchased 1.4 million dollars in RapidCell and AirSite products for the National Guard to improve incident based communications.
    "The RapidCell product family is an ideal platform to enhance tactical training, situational awareness and reinforce command and control," said Thomas R. Schmutz, Vice President of Engineering for AirNet Communications. "The platform can be used for standard voice and messaging services but can also provide wireless data transport for position location and tracking information, training equipment status and operational data. The RapidCell is a member of the AdaptaCell family of Wideband Software Defined Radios and offers the same programmability, flexibility and capacity. Together, these are compelling attributes that provide for a customizable platform that supports new and developing standards."
    The RapidCell base station solves the problem of quickly deploying a reliable communications system, whenever and wherever it is needed. When used with the AirSite Backhaul Free base stations, AirNet's customers will have the capability of flexibly deploying high capacity, secure multi-frequency GSM communications across a large or small geographical coverage area.

    About AirNet

    AirNet Communications Corporation is a leader in wireless base stations and other telecommunications equipment that allow service operators to cost effectively and simultaneously offer high-speed data and voice services to mobile subscribers. AirNet's patented broadband, software-defined AdaptaCell(R) base station solution provides a high capacity base station with a software upgrade path to high-speed data. The Company's Digital AirSite Backhaul Free base station carries wireless voice and data signals back to the wireline network, eliminating the need for a physical backhaul link, thus reducing operating costs. AirNet has 69 patents issued or pending. More information about AirNet may be obtained by visiting the AirNet Web site at http://www.airnetcom.com.

    Safe Harbor Statement Under the Private Securities Litigation
Reform Act of 1995

    Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the Reform Act),
Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities and Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, market conditions, financial forecasts and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate,'' "believe,'' "hope," "estimate,'' "expect,'' "intend,'' "plan'' and "objective'' and other similar expressions. Readers should not place undue reliance on the forward-looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Such risks include the fact that AirNet's sales to government customers have been and are expected to continue to be dependent upon future appropriations, which are, in turn, affected by the uncertainty of the political process. Other risks include volatility in the wireless communications industry, the risk of order delays, the risk of delays by customers in introducing their new products and market acceptance of products incorporating subsystems supplied by the AirNet, our ability to continue to reduce costs and capital expenditures, and our ability to invest in R&D. If we are unable to raise sufficient new additional capital or to generate sufficient new sales, we may not be able to support changing protocols, features and standards, or continue to operate as a going concern. These and other risks are detailed in reports and documents filed by AirNet the United States Securities and Exchange Commission. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond AirNet's control, could cause AirNet's actual results and other future events to differ materially from those anticipated. AirNet does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

    The stylized AirNet mark, AirNet, AdaptaCell and AirSite are registered trademarks with the U.S. Patent and Trademark Office. Super Capacity(TM), Rapid Cell(TM) and Backhaul Free(TM) are trademarks of AirNet Communications Corporation. Other names are registered trademarks or trademarks of their respective companies or organizations.


    CONTACT: AirNet Communications Corporation, Melbourne
             Stuart P. Dawley, 321-953-6780
             sdawley@airnetcom.com